Exhibit 5.1

May 6, 2025

Re: Opinion and Consent of Pillar Aught LLC

Board of Directors
Orrstown Financial Services, Inc.
4750 Lindle Road
Harrisburg, Pennsylvania 17111

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 (the “Registration Statement”), which is to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), regarding the registration of 440,000 shares of common stock, no par value per share (the “Common Stock”), of Orrstown Financial Services, Inc., a Pennsylvania corporation (the “Company”), which may be issued under the Orrstown Financial Services, Inc. 2025 Stock Incentive Plan  (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photostatic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

Based upon the foregoing, and upon the examination of such other documents as we have deemed necessary to express the opinions hereinafter set forth, we are of the opinion that the Common Stock to be registered will, when issued pursuant to and in accordance with the Plan, be duly authorized, validly issued, fully paid and nonassessable.

This opinion letter is limited to the Business Corporation Law of the Commonwealth of Pennsylvania. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are experts within the meaning of Section 7 of the Securities Act of 1933 and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Pillar Aught LLC